Exhibit 99.1

Wesco Aircraft Names Chris King
Vice President, Finance and Global Controller

VALENCIA, Calif., November 30, 2016 – Wesco Aircraft Holdings, Inc. (NYSE: WAIR), the world’s leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that Chris King has joined the company as vice president, finance and global controller, effective immediately. He also has been named as the company’s chief accounting officer.
Mr. King succeeds K. Lynn Mackison, who has assumed the newly created position of vice president, global sales operations, after serving with the company as vice president and global controller since January 2015. Mr. King will report directly to Rick Weller, executive vice president and chief financial officer.
“We are very pleased to have Chris join Wesco Aircraft,” said Mr. Weller. “Chris is a seasoned professional, bringing more than two decades of experience in business planning, financial reporting, capital markets, and mergers and acquisitions. He has led finance and accounting functions for both publicly traded and venture capital-backed companies, and has a strong technical foundation that includes seven years of public accounting experience with a Big 4 firm. Chris will be a great addition to our team.”
Mr. King joined Wesco Aircraft from ICON Aircraft, a venture capital-backed light sports aircraft manufacturer, where he served as chief financial officer. He also served as chief financial officer of MRV Communications, Inc., a global provider of packet and optical solutions for service providers, data center operators and enterprises, and chief financial officer of GoldPocket Interactive, Inc. a digital and interactive media technology company, which was acquired by Tandberg Television, Inc. Mr. King began his career in public accounting with PricewaterhouseCoopers.
Mr. King holds a bachelor’s degree in business economics from the University of California, Santa Barbara, and is a certified public accountant. He, his wife Julie and their four children reside in Thousand Oaks, Calif.
About Wesco Aircraft
Wesco Aircraft is the world’s leading distributor and provider of comprehensive supply chain management services to the global aerospace industry, based on annual sales. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including chemical, electrical and C-class hardware and comprised of more than 565,000 active SKUs.
To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events and are subject to risks and uncertainties. The forward-looking statements, which address the company's expected business and financial performance and financial condition, among other matters, contain words such as: “believe,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, the reader should not place undue reliance on such statements.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected business outcomes and growth. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations, including exposure to foreign currency movements; environmental risks; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.
The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. These or other uncertainties may cause the company’s actual future results to be materially different than those expressed in any forward-looking statements. The company undertakes no obligation to update or revise any forward-looking statements.
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Contact Information:

Jeff Misakian
Vice President, Investor Relations
661-362-6847
Jeff.Misakian@wescoair.com

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